UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): February 6, 2013
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 6, 2013, Accenture plc (“Accenture”) held its 2013 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Accenture’s shareholders approved an amendment to the Accenture plc 2010 Share Incentive Plan (the “Amended 2010 SIP”), which had previously been approved by the Board of Directors of Accenture, subject to the approval of its shareholders.

The Amended 2010 SIP is substantially the same as the current Accenture plc 2010 Share Incentive Plan, except that it has been amended to (1) authorize an additional 24 million shares and (2) expressly prohibit the repricing of options and share appreciation rights.

The material features of the Amended 2010 SIP are described in Accenture’s definitive proxy statement for the Annual Meeting filed on December 17, 2012 (the “Proxy Statement”), and the description of the plan included in the Proxy Statement is incorporated herein by reference. The above description of the Amended 2010 SIP is qualified in its entirety by reference to the full text of the Amended 2010 SIP, a copy of which is attached hereto as Exhibit 10.

Item 5.07 Submission of Matters to a Vote of Security Holders.

          As indicated above, on February 6, 2013, Accenture held its Annual Meeting. A quorum was present at the meeting as required by Accenture’s Articles of Association. The immediately following chart sets forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the shareholders:

		For	Against	Abstained	Broker Non-Votes
1.	Acceptance, in a non-binding vote, of the financial statements for the twelve month period ended August 31, 2012 as presented	581,750,275	436,249	4,570,155	165,995
2.	Re-appointment of the following directors:
	William L. Kimsey	536,103,183	5,102,999	2,498,583	43,217,909
	Robert I. Lipp	535,512,602	5,738,154	2,454,007	43,217,911
	Pierre Nanterme	528,224,009	12,657,409	2,823,691	43,217,565
	Gilles C. Pélisson	536,558,674	4,340,492	2,805,603	43,217,905
	Wulf von Schimmelmann	490,177,978	50,995,679	2,531,109	43,217,908
3.	Ratification, in a non-binding vote, of the appointment of KPMG as independent registered public accounting firm for a term expiring at Accenture’s 2014 annual general meeting of shareholders and authorization, in a binding vote, of the Board of Directors, acting through the Audit Committee, to determine KPMG’s remuneration	583,041,566	1,590,181	2,290,927	0
4.	Approval, in a non-binding vote, of the compensation of the named executive officers	524,388,974	15,271,635	4,044,348	43,217,717
5.	Approval of an amendment to the Accenture plc 2010 Share Incentive Plan	390,843,904	150,399,284	2,460,956	43,218,530
6.	Authorization to hold the 2014 annual general meeting of shareholders of Accenture at a location outside of Ireland	582,942,885	1,871,044	1,945,023	163,722
7.	Authorization of Accenture and any of its subsidiaries to make open-market purchases of Accenture Class A ordinary shares	537,211,187	2,798,100	3,695,853	43,217,534
8.	Determination of the price range at which Accenture can re-issue shares that it acquires as treasury stock	534,237,317	7,156,324	2,311,496	43,217,537
9.	Shareholder proposal regarding a report on lobbying practices	155,347,738	342,710,948	45,645,340	43,218,648

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10	Amended and Restated Accenture plc 2010 Share Incentive Plan
99
The section entitled “Proposal No. 5 – Approval of Amendment to Accenture plc 2010 Share Incentive Plan to Increase the Number of Shares Available for Issuance by 24 Million Shares and to Expressly Prohibit the Repricing of Options and Share Appreciation Rights” of the definitive proxy statement of Accenture plc on Schedule 14A filed on December 17, 2012 is incorporated herein by reference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2013	ACCENTURE PLC

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Amended and Restated Accenture plc 2010 Share Incentive Plan
99
The section entitled “Proposal No. 5 – Approval of Amendment to Accenture plc 2010 Share Incentive Plan to Increase the Number of Shares Available for Issuance by 24 Million Shares and to Expressly Prohibit the Repricing of Options and Share Appreciation Rights” of the definitive proxy statement of Accenture plc on Schedule 14A filed on December 17, 2012 is incorporated herein by reference